Exhibit 99.1

Contact:

Melanie L. Sprowson

Director, Investor Relations

412-429-2454

msprowson@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

October 3, 2017

John S. Stanik to Retire as Chief Executive Officer of Ampco-Pittsburgh Corporation

Carnegie, PA, October 3, 2017 — Ampco-Pittsburgh Corporation (NYSE: AP) today announced that John S. Stanik has notified the Board of Directors of his intention to retire as Chief Executive Officer sometime in the middle of 2018 or at such time as a suitable successor is identified and appointed, so that a smooth transition of leadership is assured. Further, Mr. Stanik has pledged ongoing service to Ampco-Pittsburgh Corporation in any capacity beyond his retirement date. Mr. Stanik will continue as a member of the Board through his current term, which ends at the Company’s 2018 Annual Meeting of Shareholders.

“I have enjoyed my time working with the wonderful employees of Ampco-Pittsburgh,” said Mr. Stanik. “We have made numerous major accomplishments together and overcome many challenges during the last few years. It is the right time to transition to a new chapter of prosperity and profitability. I am proud of what we have accomplished and have confidence in the management team to continue forward after my retirement.”

Ampco-Pittsburgh has appointed a search team comprised of several members of its Board of Directors and intends to evaluate internal and external candidates in identifying a highly-qualified, experienced executive to lead the company on a going-forward basis.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation, through its operating subsidiary, Union Electric Steel Corporation, is a leading producer of forged and cast rolls for the worldwide steel and aluminum industries, as well as ingot and open die forged products for the oil and gas, aluminum, and plastic extrusion industries. Ampco-Pittsburgh is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. The Corporation operates manufacturing facilities in the United States, Canada, United Kingdom, Sweden, Slovenia, and China. Sales offices are located in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by or on our behalf. This news release may contain forward-looking statements that reflect our current views with respect to future events and financial performance. All statements in this document other than statements of historical fact are statements that are, or could be, deemed forward-looking statements within the meaning of the Act. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For Ampco-Pittsburgh, these risks and uncertainties include, but are not limited to, those described under Item 1A, Risk Factors, of Ampco-Pittsburgh’s Annual Report on Form 10-K. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.